ERNST & YOUNG LLP
                          Certified Public Accountants
                       One Kansas City Place * Suite 2000
                                1200 Main Street
                          Kansas City, Missouri 64105

                            Telephone (816) 474-5200
                               Fax (816) 480-5555


                        CONSENT OF INDEPENDENT AUDITORS

American Century World Mutual Funds, Inc.
American Century Tower
4500 Main Street
Kansas City, Missouri 64111


We consent to the references to our firm under the caption "Financial Highlights" and to the incorporation by reference of our report dated January 3, 1997 on the Statement of Changes in Net Assets and Financial Highlights for the year ended November 30, 1996, of American Century World Mutual Funds, Inc. in the Post-Effective Amendment No. 11 to the Registration Statement (Form N-1A) and related Prospectus filed with the Securities and Exchange Commission under the Securities Act of 1933 (Registration No. 33-39242).

                                                  /s/Ernst & Young LLP
                                                  ERNST & YOUNG LLP

Kansas City, Missouri
October 27, 1998